UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26536 (Commission File Number)	33-0029027 (IRS Employer Identification No.)
51 Columbia, Suite 200
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 362-5800
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.6
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 10, 2007, Smith Micro Software, Inc. (the “Company”) and PCTEL, Inc. (“PCTEL”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Company agreed to acquire substantially all of the assets and assume certain liabilities of PCTEL (the “Acquisition”) relating to PCTEL’s Mobility Solutions Group. The completion of the Acquisition is subject to customary closing conditions. The Board of Directors of each of the Company and PCTEL approved the Acquisition and the Asset Purchase Agreement.
     Under the terms of the Asset Purchase Agreement, the aggregate consideration for the Acquisition will be $59.7 million in cash. The Asset Purchase Agreement also provides that PCTEL will, subject to certain limitations, indemnify the Company against any and all claims and losses incurred or suffered by the Company as a result of, among other things, any inaccuracy of any representation or warranty of PCTEL contained in the Asset Purchase Agreement.
     The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 2.6 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release on December 10, 2007 regarding the execution of the Asset Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The Asset Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and PCTEL. The Asset Purchase Agreement contains representations and warranties that each of the Company and PCTEL made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(b) Pro Forma Financial Information.
     The pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.
(d) Exhibits.
2.6	Asset Purchase Agreement, dated December 10, 2007, by and between Smith Micro Software, Inc. and PCTEL, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Smith Micro Software, Inc. issued on December 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
Date: December 11, 2007	/s/ Andrew Schmidt
Andrew Schmidt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.6
Asset Purchase Agreement, dated December 10, 2007, by and between Smith Micro Software, Inc. and PCTEL, Inc. Certain schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Smith Micro Software, Inc. issued on December 10, 2007.